Exhibit 15.3

March 14, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16F of MIND C.T.I Ltd.’s Form 20-F dated March 14, 2023, and have the following comments:

1.	We agree with the statements made in Item 16F concerning our firm.

2.	We have no basis on which to agree or disagree with the other statements made in the Item 16F.

Yours truly,

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network